UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2019

FS KKR Capital Corp.

(Exact name of Registrant as specified in its charter)

Maryland	814-00757	26-1630040
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania	19112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

Item 1.01.	Entry into a Material Definitive Agreement.

On March 4, 2019, CCT New York Funding LLC (“CCT New York”), a wholly owned special purpose financing subsidiary of FS KKR Capital Corp. (the “Company”), merged with and into Locust Street Funding LLC (“Locust Street”), a second wholly owned special purpose financing subsidiary of the Company, and concurrently, Locust Street entered into an Amended and Restated Loan and Security Agreement (the “Locust Street Amended and Restated Loan Agreement”) with JPMorgan Chase Bank, National Association (“JPMorgan”), as administrative agent, each of the lenders party thereto, and Wells Fargo Bank, National Association, as collateral agent, securities intermediary, and collateral administrator, amending and restating the Loan Agreement, dated as of November 1, 2016 and as subsequently amended (the “Locust Street Loan Agreement”), among Locust Street, as borrower, JPMorgan, as administrative agent, each of the lenders party thereto, Citibank, N.A., as collateral agent and securities intermediary, and Virtus Group, LP, as collateral administrator. Locust Street used a portion of the proceeds of additional borrowings under the Locust Street Amended and Restated Loan Agreement to repay and terminate the Loan and Security Agreement, dated as of November 29, 2016 and as subsequently amended (the “ CCT New York Loan Agreement”), among CCT New York, as borrower, JPMorgan, as administrative agent, the lenders from time to time party thereto, the collateral administrator, collateral agent and securities intermediary party thereto, and the Company (as successor by merger to Corporate Capital Trust, Inc.).

The Locust Street Amended and Restated Loan Agreement provides for, among other things, (i) a committed facility amount of $725,000,000, which is equal to the committed facility amount previously available under the Locust Street Loan Agreement, $425,000,000, plus the committed facility amount previously available under the CCT New York Loan Agreement, $300,000,000, (ii) the capacity to borrow in certain foreign currencies up to a specified sublimit, (iii) an interest rate of 3-month LIBOR (or the relevant reference rate for any foreign currency borrowings) plus 2.50% per annum, (iv) an extension of the maturity date to January 31, 2021 for $325,000,000 of the committed facility amount (the “2021 Committed Amount”) and to September 28, 2022 for the remaining $400,000,000 of the committed facility amount (the “2022 Committed Amount”), (v) a reinvestment period through September 28, 2021, (vi) permitted prepayment of all or a portion of the 2021 Committed Amount after April 1, 2019 without a prepayment premium, (vii) permitted prepayment of all or a portion of the 2022 Committed Amount after March 4, 2020, subject to a prepayment premium equal to 1.5% of the principal amount of any such prepayment between March 5, 2020 and September 29, 2020, subject to a prepayment premium equal to 0.5% of the principal amount of any such prepayment between September 29, 2020 and January 1, 2021, and thereafter without a prepayment premium, (viii) an unfunded fee in an amount equal to the product of the interest rate applicable to U.S. Dollar borrowings on any day multiplied by the unborrowed amount, if any, below 80% of the committed facility amount (the “Minimum Funding Amount”) as of such day, and (ix) an unused fee of 0.75% per annum on the average daily unborrowed portion of the committed facility amount above the Minimum Funding Amount.

The foregoing description of the Locust Street Amended and Restated Loan Agreement is a summary only and is qualified in all respects by the provisions of the Locust Street Amended and Restated Loan Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
10.1	Amended and Restated Loan and Security Agreement, dated as of March 4, 2019, by and between Locust Street Funding LLC, JPMorgan Chase Bank, N.A., the lenders party thereto, and Wells Fargo Bank, National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS KKR Capital Corp.

Date: March 8, 2019	By:	/s/ Stephen Sypherd
Stephen Sypherd
General Counsel

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Amended and Restated Loan and Security Agreement, dated as of March 4, 2019, by and between Locust Street Funding LLC, JPMorgan Chase Bank, N.A., the lenders party thereto, and Wells Fargo Bank, National Association.